                                                                   Exhibit 10.69


                               OPERATING AGREEMENT

This Operating Agreement is entered into this 9th day of June 12, 1997, between Information Leasing Corporation, an Ohio Corporation, with its principal place of business at 1023 West Eighth Street, Cincinnati, Ohio 45203 ("ILC") and MTI with its principal place of business at 4905 East La Palma Avenue, Anaheim, CA 92807.

      WHEREAS, ILC and MTI have devoted substantial time, expertise and other resources to the development of a Master Storage on Demand Agreement ("MSODA"), affixed hereto and labeled Attachment "A" and other transaction structures to enable MTI to provide equipment and services to its customers; and

      WHEREAS, each of the parties hereto desires to agree to and protect its proprietary interest in the resulting product; and

      WHEREAS, each of the parties hereto desires to agree to a sharing arrangement regarding certain remarketing and/or renewal rentals, fees and other revenues arising from such business; and

      WHEREAS, each of the parties hereto desires to perpetuate the business relationship with each other under mutually agreeable terms and conditions;

      NOW THEREFORE, in consideration of the mutual premises and covenants stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term

The term of this Agreement ("Term") shall be five years, which shall automatically renew for consecutive terms of one (1) year unless and until written notice of termination is delivered by either party to the other not less than ninety (90) days prior to the expiration of any such term. The word "Term" shall include all such renewal periods.

2. Transaction Structure

ILC and MTI agree that the structure of transactions (the "Transaction Structure") by which MTI provides equipment and services to its customer ("Customer") is as follows:

MTI enters into an MSODA with its Customer pursuant to which MTI provides equipment, use of certain software, support, property tax payment, maintenance, et.al.. MTI may also enter into or request that ILC enter into an Agreement with an MTI customer which is not substantially identical to the MSODA (Attachment "A"). Such Agreements may include but not be limited to standard ILC leases, customer-provided leases, etc. These Agreements collectively shall be designated as non-MSODA. Upon receipt by ILC of all required MSODA (or non-MSODA) documentation and assignment of same by MTI to ILC or its assignee, ILC shall pay MTI hardware, software and maintenance costs as negotiated.

MTI shall be responsible for providing to ILC properly executed Customer documentation and other relevant documentation as follows for both MSODA and non-MSODA transactions:

            (a) ILC shall have given to MTI its Credit Approval of the Lessee as evidenced by either a written Notice of Approval, written purchase order, or valid ILC purchase order number,

            (b) Properly executed MSODA and any additional requested information or documentation,

            (c)   Originals of Delivery and Installation Certificate,

            (d)   Originals of UCC financing statements(s),

            (e) Originals of MTI's invoice to ILC complete with all serial numbers,

            (f) Evidence that the equipment has been properly installed according to industry standards prior to execution of the Certificate of Acceptance,

            (g) Such additional support documents (i.e., Corporate Guarantee, Personal Guarantee, Subordination Agreement, Consent and Waiver by owner for real estate, etc.) as Lease documents from Lessee as ILC may reasonably require, and

            (h) Lessee's payment check for any advance rental payment(s) which may be required by ILC.

            (I) Assignment of Agreements from MTI to ILC. The Assignment is affixed hereto and labeled Attachment "B".

ILC shall be responsible for billing and collection of amounts due under the MSODA; however, if MTI chooses, MTI may designate ILC as its paying agent with appropriate authority to collect and enforce the terms and conditions of the MSODA. Further, MTI shall provide ILC with all necessary invoices, letterhead, and stationery in order to generate proper invoicing and collection.

3. Exclusivity

      A. MTI agrees that ILC's MSODA and any and all other documentation which has been provided by ILC or which ILC has helped to develop and incorporated herein by reference, will be treated confidentially and will not be shared with or divulged to any other party not previously in possession of the same for the term hereof. MTI acknowledges that certain of these documents are or may be copyrighted by ILC.

      B. ILC hereby agrees that it will not enter into any transaction with the same or substantially similar Transaction Structure as that outlined herein with any other provider of similar services for the Term.

      C. Any proposed MSODA (or non-MSODA) based on the transaction structure ("Proposed Transaction") shall be first offered to ILC, which shall have the right to accept or reject the same as follows: MTI shall deliver to ILC current financial data and credit information of the Customer for the prior two years, the commencement date of the lease, an estimate of equipment cost, software costs, and maintenance costs, et. al. and the location of equipment sites (the "Required Information"). ILC shall have three (3) business days after receipt of the Required Information to advise MTI of its intention to accept such Proposed Transaction, ILC shall have ten days after receipt by ILC of all documentation required by ILC from the customer or MTI to close and fund the Proposed Transaction. Any "economic changes" to the Proposed Transaction, meaning a degradation of the Customer's credit, or a change in pricing, either voluntarily, by MTI, or as a result of competitive pricing pressures, may add three business days to the applicable deadline(s) under this subsection. Any failure to respond by ILC within the times specified above shall be deemed a rejection by ILC of the Proposed Transaction. IN the event ILC declines any transaction for any reason, MTI shall have the right to seek alternative financing arrangements without causing default or breach hereunder.

      If either MTI or MTI's customer declines the ILC proposal for any reason whatsoever, then either MTI or it's customer shall be entitled to arrange financing with any other sources. MTI shall have no obligation to present transactions to ILC wherein the MTI customer has specified that it does not wish to entertain lease financing bids as a part of the MTI proposal or for any other reason whatsoever.

      D. The parties agree that the Transaction Structures and the Documents are unique assets and essential to the business efforts of both parties. The parties agree that irreparable injury will inevitably occur to the non-breaching party in the event of any breach of the terms of this Agreement, and that the non-breaching party shall be entitled, in addition to any other remedies available to it, with or without proof of monetary or immediate damage, to maintain an action for an injunction to restrain any violation hereof.

4. Representations and Warranties; With respect to equipment and services hereunder, MTI warrants that:

            (a) All Lessees shall be leasing solely for commercial or business purposes and no Lease shall be deemed to be a "consumer lease" for purposes of state or federal law,

            (b) Title to any equipment purchased under this Agreement shall be free and clear of all liens and other encumbrances,

            (c) All signatures, names, addresses, amounts and descriptions of equipment or services submitted to ILC by MTI are true and correct,

            (d) All equipment for which MTI shall have delivered to ILC a Certificate of Acceptance shall have been properly installed and accepted by Lessee,

            (e) MTI has and will continue to perform all of its obligations under the warranties given by MTI to the Lessee,

            (f) MTI will make available A complete maintenance and service operation for the equipment, supplies, and/or data for which ILC is collecting payments from Lessees.

5. Sharing of Proceeds

MTI and ILC agree to use their best efforts in order to renew or sell in place or to re-lease or sell to a new Lessee or customer any and all equipment included under an original MSODA (or non-MSODA) which has reached or shall reach termination.

In consideration for the sharing of such proceeds (5A, B and C), MTI agrees to:

            (a)   Receive and inventory off-lease equipment,

            (b) Provide ILC with written notice within 10 business days of receipt of off-lease equipment of any irregularities in the equipment (malfunctions, needed repairs, etc.) and a cost estimate to fix such irregularities,

            (c) MTI shall notify ILC once each calendar month as to the results of MTI's re-marketing efforts for off-lease equipment,

            (d) MTI agrees that ILC, notwithstanding any provision herein regarding sharing of proceeds, shall be entitled to retain as its own, all discounting proceeds and Interim Availability Rental paid by MTI Lessees, and

            (e) MTI and ILC agree to bear all out-of-pocket expenses incurred in connection with their respective re-marketing services and such expenses will not be deducted from rent or sale proceeds.

      A. Renewals. In the event that the customer renews the MSODA (or non-MSODA), or otherwise extends any portion of such Agreements in a way which requires extended use and refinancing of the Equipment beyond its original term (regardless of whether such refinancing includes a portion of the original term or not), ILC and MTI hereby agree to share the proceeds of such refinancing in excess of the amount required to pay off the original debt, as follows:

                MSODA                   non-MSODA
                -----                   ---------
               ILC  50%                     90%
               MTI  50%                     10%

      B. Exercise of Purchase Option. Provided that (i) all of the original non-recourse debt required to be paid during the original term of the MSODA (or non-MSODA) has been satisfied and all other amounts due under the MSODA (or non-MSODA) for the original term have been paid; (ii) the Customer is not in default under its MSODA (non-MSODA), the Customer shall be permitted to purchase Equipment in place, in which event, MTI and ILC agree to share gross proceeds as follows:

                MSODA                   non-MSODA
                -----                   ---------
               ILC  50%                     90%
               MTI  50%                     10%

      C. Remarketing. In the event that the Customer neither renews or exercises its purchase option at the termination of the MSODA (or non-MSODA), ILC and MTI each agree to apply their best efforts and participate as much as possible to remove and remarket the Equipment, as a sale or a lease, to another customer. The net proceeds of any such remarketing, after reimbursement for documented and reasonable expenses associated with the removal, refurbishing or marketing of the Equipment, shall be shared as follows:

                MSODA                   non-MSODA
                -----                   ---------
               ILC  50%                     50%
               MTI  50%                     50%

In the event that such remarketing effort results in a re-lease, sharing proceeds shall be distributed of time, if and as received from the new customer.

6. Non-Standard Agreements

From time to time, ILC and MTI may agree that a specific transaction with an MTI customer requires special consideration and, as such, will be designated a Non-Standard Agreement. These Agreements may require unusual discount levels, more favorable payment terms, or any one of a number of other unique features in order to meet the MTI customer's particular accounting, budget, competitive or other criteria. MTI and ILC shall jointly consider these special transactions and mutually determine what each party shall be willing to contribute in order to secure that transaction. At the conclusion of such discussion and, if applicable, MTI and ILC will also agree to a sharing of end-of-term proceeds.

7. Default

Failure to perform any obligations under this Agreement by either party shall constitute default.

8. Further Assurances

ILC and MTI hereby agree to execute all such further documents or instruments and to take such further action as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

9. Binding effect

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each party. Specifically, in the event that either party shall merge, consolidate, or effect any other corporate restructuring, including the sale of 40% or more of its stock or assets, each party hereby agrees to cause any such successor, purchaser. surviving corporation, assignee or transferee, to execute an acknowledgment OF the binding effect or this Agreement thereupon.

10. Enforcement

In any action taken to enforce any provision of this Agreement, either administrative or judicial, the prevailing party shall be entitled to payment of all expenses, including attorney's fees, from the other party.

11. This Agreement shall not be amended, changed or modified except by and agreement in writing between MTI and ILC.

12. LAW; Term
This Agreement shall be deemed to have been made in and shall be construed and governed in accordance with the laws of the State of Ohio. The parties hereto
(i) designate the United Stated District Court for the Southern District of Ohio, Western Division and Hamilton County, Ohio Court of Common Pleas as forums where all matters pertaining to this Agreement my be adjudicated, and (ii) by the foregoing designation, consent to the jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement. Seller waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to MTI's said address.

This Agreement shall remain in effect from the date above until terminated either by written agreement or after 30 days from written notice by either party to the other. Notwithstanding such termination, the provisions hereof shall continue in force as to all Leases purchased by ILC before termination.


Information Leasing Corporation            MTI

By:       /s/ Vincent Rinaldi              By:       /s/ Frank Yoshino
   ----------------------------------         ----------------------------------
Its:      President                        Its:      Treasurer
    ---------------------------------          ---------------------------------

                               OPERATING AGREEMENT

                            CERTIFICATE OF INCUMBENCY

The undersigned being duly elected and acting as Secretary of MTI ("Guarantor") does hereby certify that the person or persons listed below are authorized to enter into the guarantees of the Operating Agreement with Information Leasing Corporation and the persons listed below are duly authorized representatives of the Guarantor in the capacity set forth opposite their names and that their signatures are true and correct and, as of the date hereof, have proper corporate power and authority to execute and deliver the guarantee of the Operating Agreement between MTI and Information Leasing Corporation, and any document required thereunder.

(a) MTI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power to execute, deliver, and perform its obligations under this Agreement;

(b) MTI is duly qualified to do business in such states in the United States where qualification is reasonably believed to be necessary for its business operations;

(c) The execution, delivery and performance by MTI of this Agreement does not violate any provision of the articles of incorporation or bylaws of MTI or result in a material breach of or constitute a material default under any indenture or loan agreement or any other agreement, lease or instrument to which MTI is a party or by which it or its properties may be bound or affected; and

(d) Each year within 120 days of MTI's fiscal year end, MTI will provide ILC with a statement of financial condition as of the end of such fiscal year and a statement of earnings and retained earnings for such fiscal year, prepared by a certified public accountant or, at ILC's option, copies of MTI's signed income tax returns for the same period.

            NAME (PRINT)           TITLE             SAMPLE SIGNATURE

      Frank Yoshino             Treasurer            /s/ Frank Yoshino
--------------------------------------------------------------------------------

      Dale R. Boyd              CFO/Secretary        /s/ Dale R. Boyd
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


I hereby attest that this information is true and correct as of this 27 day of May, 1997.


            MTI

              /s/ Dale R. Boyd
            ---------------------------------
            Signature

              Secretary
            ---------------------------------
            Title:

                                  ATTACHMENT A

                                      MTI

                       MASTER STORAGE ON DEMAND AGREEMENT

                              TERMS AND CONDITIONS

MTI agrees to supply and rent to customer, and Customer agrees to pay rental for the personal property including intangibles (the "Equipment") described in one or more Equipment Schedules ("Schedules") hereto annexed and made a part hereof, together with all replacement parts, repairs, additions, accessories, and systems incorporated therein and/or affixed, integrated into and pertaining thereto pursuant to the following term and conditions:

1.   MASTER STORAGE ON DEMAND AGREEMENT

The MTI Master Storage on Demand Agreement ("MSODA") agreed to by and between
MTI and          ("Customer") sets forth Schedules, each one or which
incorporates by this reference, the terms and conditions of this Master Storage on Demand Agreement. The rental of Equipment under each Schedule shall be for such term and such rent as may be agreed to by execution of the Schedule(s) and each Schedule shall constitute a separate rental obligation to the customer. The Master Storage on Demand Agreement shall control and be effective as to all Schedules and shall be in force and effect as of the date that it is duly executed by both Customer and MTI.

2.   EQUIPMENT

The Equipment which is subject to this MSODA shall include electronic computer equipment, operating software, maintenance, and any other item(s) each as described in the Schedule(s).

3.   DELIVERY AND INSTALLATION

3.1 Delivery. MTI shall deliver the Equipment to the locations specified herein.
3.2 Installation. The terms for installation of the Equipment shall be as follows:

Customer shall be responsible, at Customer's cost and expense, for the preparation of the installation site in accordance with MTI's reasonable installation requirements. MTI or its authorized representative shall install and make the equipment operational.

4.   ACCEPTANCE

Customer agrees to sign, date (the "Acceptance Date") and deliver to MTI or its assignees (MTI or its assignees hereinafter being referred to as "MTI") a Certificate of Acceptance in the form of Exhibit C, attached hereto and incorporated herein by reference, within five (5) days of delivery of the equipment to Customer. If Customer fails to deliver such Certificate to MTI and does not provide a written objection to MTI within such five (5) day period, the Certificate of Acceptance shall be deemed executed and delivered.

5.   CUSTOMER REPRESENTATIONS AND COVENANTS

The Customer represents and warrants to MTI as follows: (i) that the person signing this MSODA or any Attachments or Exhibits hereto on behalf of the Customer is a duly authorized representative, partner, officer or proprietor of the Customer and is authorized to execute this MSODA on the Customer's behalf;
(ii) the making of this MSODA and any Schedule, Addendum or Exhibit hereto executed by Customer and any Schedule, Addendum or Exhibit hereto executed by Customer are duly authorized on the part of Customer, and upon execution thereof by Customer and MTI, they shall constitute valid obligation binding upon and enforceable against Customer; (iii) neither the making of this MSODA or such Schedule, Addendum, or Exhibit, nor the due performance thereof by Customer, including the commitment and payment of amounts due hereunder, shall result in any breach of, or constitute a default under, or violation of, Customer's certificate of incorporation, by-laws, or any agreement to which Customer is a party or by which Customer is bound; (iv) Customer is in good standing in its state of incorporation and in any jurisdiction where the Equipment is located, and is entitled to own properties and to carry on business therein; and (v) no approval, consent or withholding of objection is required from any consent or withholding of objection is required from any governmental authority or entity with respect to the entering into, or performance of this MSODA or such Schedule, Addendum, or Exhibit by Customer. Customer will, upon request of MTI, execute and deliver such further documents and assurances as MTI may request in order to carry out the intent and purpose of the Agreement and to project or enable MTI to exercise the rights granted MTI hereunder, including without limitation, the execution and filing of any financing statements and the execution of any notices of assignment. Unless such information is available from public sources, the Customer shall, upon MTI's request, furnish a copy of the Customer's latest audited quarterly or annual financial statements for the quarter or fiscal year ended not more than 60 or 120 days previously; if audited financials do not exist, Customer shall prove unaudited financial statements. The Customer represents and warrants that it has no contingent liabilities or litigation pending that is not listed in its current financial statements. Customer agrees to provide to MTI the foregoing public or private financial statements within five (5) days of request.

6.   TERM OBLIGATION

The Customer may terminate this Agreement before the end of its Term for a sum equal to the present value of the remaining payments discounted at 225 basis points below the T-bills of the like remaining term. Customer may cancel with 60 days written notification prior to expiration or 60 days written notification for early termination. If Customer does not for any reason provide MTI with written notification, Customer shall not be entitled to any offset, abatement or reduction of payments due hereunder for any reason whatsoever and its obligation to pay the same is absolute and unconditional under any and all circumstances, including, without limitation, any theft or destruction of, damage to, or loss arising from, the Equipment. Customer shall not assign, transfer, pledge, hypothecate, or otherwise dispose of this MSODA.

7.   COMMENCEMENT/ACCEPTANCE/INVOICING

During the term of this MSODA and its Schedule, the Customer shall pay as minimum payments the number and amount of monthly installments shown in the Schedule(s). The Payment Commencement Date of the Schedule shall be the first day of the month following the Acceptance Date of the Equipment. Customer also agrees to pay prorated payments from the Acceptance Date through Payment Commencement Date. Payments shall be due, in advance, on the first day of each month for the Term of the Schedule. MTI will send to the Customer monthly payment reminders, but delay or failure to send such reminders shall not excuse late payments. A service charge equal to the lesser of five percent (5%) of the amount due or the highest amount permitted under applicable law shall be assessed against all payments received by MTI after the fifth (5th) day of the following month and shall be due and payable with the next monthly payment.

8.   LIENS AND TAXES

Customer shall pay all taxes on the Equipment except personal property taxes and shall keep Equipment free and clear of all levies, liens, and encumbrances. Customer shall, in the manner directed by MTI (a) make and file all declarations and returns in connection with all charges and taxes (local, state and federal), which may now or hereafter be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession, or use of Equipment, excluding however, personal property taxes and all taxes on or measured by MTI's net income and (b) pay all such charges and taxes. In the event that MTI shall elect to make and file any or all declarations and returns in connection with such charges and taxes to pay the same then the Customer shall reimburse MTI, upon demand by MTI or its assignee(s), for any and all such charges and taxes applicable to the equipment herein.

9.   TITLE/RISK OF LOSS

A. The Equipment, or any identical replacement, if required, is and shall remain the exclusive property of MTI.

B.    The Customer may not sub-lease the equipment.

C.    MTI may conspicuously mark the Equipment to show that it is the owner.

D. MTI shall have the right to enter upon the Customer's premises from time to time, during normal business hours, with reasonable notice, for the purpose of confirming the existence, condition, and proper maintenance of the Equipment.

E. From the date that the Equipment is delivered to Customer's address, the Customer shall have all the risk of loss or damage to the Equipment arising from any cause whatsoever. Customer shall keep the Equipment insured against theft and all risks of loss or damage from every cause whatsoever for not less than the replacement cost of the Equipment, shall carry public liability insurance, both personal injury and property damage, covering the Equipment and shall be liable for all deductible portions of all required insurance. All said insurance shall be in form and amount and with companies satisfactory to MTI. All insurance for theft, loss or damage shall provide that losses, if any, shall be payable to MTI, and all such liability insurance shall name MTI (or MTI's assignee as appropriate) as additional insured and shall be endorsed to state that it shall be primary insurance as to MTI. Any other insurance obtained by or available to MTI shall be secondary insurance. Customer shall pay the premiums therefore and deliver to MTI a certificate of insurance consistent with the foregoing.

F. Upon the occurrence of damage or destruction or loss of the Equipment, or any part thereof, Customer shall be obligated to repair or replace the Equipment so as to comply with the terms and provisions of this Agreement and in such condition as required hereunder. Upon repair or replacement satisfactory to MTI, MTI shall reimburse Customer for such repair or replacement up to the net proceeds of insurance maintained by Customer paid to MTI.

10.  EXPIRATION/RENEWAL

A. Upon expiration of a Schedule or Schedules, the Customer shall return to MTI all Equipment and software in the same condition as when delivered to the Customer (reasonable wear and tear expected). Customer shall promptly pay to MTI removal and other charges associated with the return of the Equipment and software to MTI.

B. Provided that all obligations set forth in the MSODA are then satisfied, the Customer may renew a Schedule for an additional period of 3 months at the original price or for 12 months at 65% of the original price and on the same terms and conditions provided that the Customer has given MTI written notice of renewal at least 60 days before expiration of the initial term of the Schedule.

11.  EQUIPMENT ADD-ONS

By executing a Schedule Addendum, the Customer may add subsequent upgrades and accessories. Any such add-ons, upgrade, or accessory shall be the property of MTI, and Customer shall have no rights, title or interest therein after the Term expires. The Customer shall not add-on, enhance, upgrade, accessorize, replace or substitute the equipment or software in any way except with the consent and services of MTI and as described herein.

12.  WARRANTY; INDEMNIFICATION

A. MTI warrants the Equipment to be free from defects in materials and workmanship for a period of twelve (12) months from date of installation. MTI agrees to repair or replace defective components free of charge for a period of one year after installation of the original system. If the systems ceases to function as the result of a major component failure, MTI will ship an "Advanced Replacement" to the site to restore service. MTI's limited warranty covers those defects which arise as a result of normal use of the product, and do not apply to: improper or inadequate maintenance, software or interfacing not supplied by MTI, unauthorized modification or misuse, operation outside the products specifications or damage from the result of vandalism, abuse, fire, explosion, civil disturbance or acts of God.

B. Customer assumes liability for and shall indemnify, save, hold harmless (and, if requested by MTI), defend MTI, its officers, directors, employees, agents or assignees from and against any and all claims, actions, suits or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, asserted against MTI, and not against any assignee thereof. Notwithstanding anything to the contrary hereunder including without limitation the definition of "MTI" set forth in section 4, MTI shall not delegate and any assignee of MTI shall not assume, any of MTI's obligations under this Agreement.

Customer also agrees that this section shall apply to and control any other warranty claim or other claim by customer or any other party in connection with customer's acquisition, possession, use or inability to use the equipment, even if MTI has been advised of the possibility of such damages.

13.  ASSIGNMENT

MTI may assign this MSODA, Schedules, or the Equipment, in whole or in part without notice to Customer, in which event MTI may require Customer to execute a notice of Assignment.

14.  DEFAULT/REPOSSESSION

If the customer does not make timely payment of amounts due under this MSODA or Schedules or breaches any material term or condition thereof, and fails (i) to make such payments or (ii) cure such breach within 10 days after written notice from MTI thereof, or Customer becomes insolvent or makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, become subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or is wound up or liquidated, voluntarily or involuntarily, MTI may declare immediately due and payable the entire amount of unpaid minimum monthly payments, and all other amounts due hereunder and, in addition, pursue any other remedies existing at law or in equity. In addition to all other rights which MTI may have as a secured party under law, Customer agrees that MTI shall have the right, if Customer is in default on any of its obligations hereunder, to enter the premises where the Equipment is located and peaceably retake possession of the Equipment and software without being required to post security as a condition to regaining possession thereof, and Customer hereby waives its right to assert against MTI or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Equipment is located. All remedies granted to MTI or Assignees by this MSODA or by law are cumulative, and MTI's recourse to one remedy shall not preclude MTI's recourse to another.

15.  MISCELLANEOUS

A. Entire Agreement. This MSODA, together with any Schedules, Exhibits and Addenda attached hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

B. Notices. Any notices or other communications required or permitted to be given or delivered under this MSODA shall be in writing and shall be sufficiently given if delivered, personally or mailed by registered or certified mail, postage pre-paid, return receipt requested, or by overnight delivery by a nationally-recognized courier, or by facsimile and confirmed by registered or certified mail, postage pre-paid, return receipt requested, to:

If to MTI:          MTI
                    4905 East LaPalama Avenue
                    Anaheim, CA 92807
                    Attention: Vice-President Administration
                    FAX: (714) 639-2202

If to Customer:     ________________________________________
                    ________________________________________
                    ________________________________________
                    Attention:______________________________
                    Fax:____________________________________

or to such other address or person as either party may from time to time designate to the other in writing. Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified.

C. Force Majeure Event. MTI shall not be liable for any delay, loss or failure to perform any of its obligations under this MSODA due to natural disaster, governmental actions or decrees, outbreak of a state of emergency, acts of God, war, riots, epidemics, fires, strikes, walk-outs, communication line failures or other similar causes beyond its control.

D. No Waiver. A failure of either party to this MSODA to enforce at any time any of the provisions of this MSODA, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this MSODA.

E. Governing Law. The validity of this MSODA, the construction and enforcement of its terms and the interpretation of the rights and duties of the parties shall be governed in all respects by the law of the State of Ohio, and Customer hereby consents and submits to the exclusive jurisdiction of state or federal courts located in the jurisdiction of Hamilton County, Ohio, with respect to any claims or disputes arising against or with MTI, and the nonexclusive jurisdiction for all other claims or disputes, including successors and assigns, and expressly waives any objections that they have as to venue in any such courts and consents to service of process by first class U.S. mail.

F. Severability. In the event that any one or more provisions of this MSODA, in whole or in part, shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this MSODA shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or then unenforceable provision.

G. Credit Approval. This MSODA is not binding on the parties hereto until execution by MTI and approval of Customer's credit.

H. Customer promises to sign such documents and perform all acts necessary or as required by MTI in order to consummate the intentions of this Master Storage on Demand Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this MSODA to be executed as of the date hereunder.

MTI

By: ____________________________

Title: _________________________

Date: __________________________


CUSTOMER:

By: ____________________________

Title: _________________________

Date: __________________________